Exhibit 10.13(e)

FOURTH AMENDMENT

TO THE

ATLANTIC SOUTHEAST AIRLINES, INC.

INVESTMENT SAVINGS PLAN

This Fourth Amendment to the Atlantic Southeast Airlines, Inc. Investment Savings Plan, which plan was amended and restated in its entirety effective January 1, 1997 and subsequently amended by the First, Second, and Third Amendments, is made and entered on this 30th day of December, 2005, by Atlantic Southeast Airlines, Inc., a corporation duly organized and existing under the laws of the State of Georgia (the “Corporation”).

INTRODUCTION

The Corporation maintains the Atlantic Southeast Airlines, Inc. Investment Savings Plan (the “Plan”).  The Corporation now desires to amend the Plan to reflect, in good faith, provisions related to the lowering of the automatic distribution maximum to $1,000 to avoid the need for automatic rollovers.

AMENDMENT

NOW, THEREFORE, the Corporation hereby amends the Plan as follows:

1.             Effective as of March 28, 2005, Section 11.1 of the Plan shall be amended to delete the phrase “$5,000” where it appears and to substitute “$1,000” in its stead.

2.             Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Fourth Amendment to the Plan to be executed by its duly authorized officer on the day and year first above written.

ATLANTIC SOUTHEAST AIRLINES, INC.

By:	/s/

Title:	Vice President—People